SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.___)

 Filed by the Registrant

 Filed by a Party other than the Registrant

 Check the appropriate box:

      Preliminary Proxy Statement

      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    X Definitive Proxy Statement

      Definitive Additional Materials

      Soliciting Material Pursuant to section 240.14a-11(c) or section

      240.14a-12

                               PSB HOLDINGS, INC.
               (Name of Registrant as Specified In Its Charter)

                                NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

   X  No fee required

      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

      Fee paid previously with preliminary materials.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid: ___________________________

      (2)  Form, Schedule or Registration Statement No:

            ___________________________

      (3)  Filing Party: ___________________________

      (4)  Date Filed: ___________________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                      OF

                              PSB HOLDINGS, INC.


                             ____________________



      The annual meeting of shareholders of PSB Holdings, Inc. will be held at 2:00 p.m., Tuesday, April 20, 2004, at Hereford & Hops Restaurant, 2305 Sherman Street, Wausau, Wisconsin for the following purposes:


      1.    To elect 10 directors; and

      2. To transact such other business as may properly come before the meeting.

      Shareholders of record at the close of business on March 1, 2004 are entitled to notice of, and to vote at, the annual meeting of shareholders and any adjournment thereof.


                                    By order of the Board of Directors

                                    DAVID K. KOPPERUD

                                    David K. Kopperud
                                    President
March 12, 2004


SHAREHOLDERS ARE REQUESTED TO PROMPTLY DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING.


                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 20, 2004

                               TABLE OF CONTENTS

                                                                           Page
Solicitation of Proxies......................................................1

Proxies and Voting Procedures................................................1
      Your Vote..............................................................1
      Shareholders Entitled to Vote..........................................2
      Quorum, Required Vote, and Related Matters.............................2
      Costs of Solicitation..................................................2
      Proxy Statement Proposals..............................................3

The Board of Directors.......................................................3
      The Board..............................................................3
      Committees and Meetings................................................4
      Compensation of Directors..............................................4

Election of Directors........................................................5
      Nominations............................................................5
      Election of Directors..................................................6

Beneficial Ownership of Common Stock.........................................7
      Section 16(a) Beneficial Ownership Reporting Compliance................8

Audit Committee Report and Related Matters...................................9
      Audit Committee Report.................................................9
      Audit Committee Pre-Approval Policies.................................10
      Independent Auditor and Fees..........................................10

Executive Officer Compensation..............................................11
      Summary Compensation Table............................................11
      Stock Options.........................................................12
      Employment and Change of Control Agreements...........................12
      Committee's and Board's Report on Compensation Policies...............13

Stock Price Performance.....................................................14

Exhibits
      Exhibit A -PSB Holdings, Inc. Audit Committee Charter
                                        i

PSB HOLDINGS, INC.                                           MARCH 12, 2004
1905 W. STEWART AVENUE
WAUSAU, WISCONSIN  54401


                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 20, 2004


                            SOLICITATION OF PROXIES

      We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of PSB Holdings, Inc., for use at the 2004 annual meeting of shareholders, including any adjournment thereof. The annual meeting will be held at 2:00 p.m., April 20, 2004, at Hereford & Hops Restaurant, 2305 Sherman Street, Wausau, Wisconsin.


                         PROXIES AND VOTING PROCEDURES

YOUR VOTE

      Whether or not you plan to attend the annual meeting, please sign, date, and return the enclosed proxy promptly in order to be sure that your shares are voted. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of the Company at our principal office in Wausau, Wisconsin, by filing another duly executed proxy bearing a later date with the Secretary, or by giving oral notice at the annual meeting.

      All shares represented by your properly completed proxy which has been submitted to us prior to the meeting (and which has not been revoked) will be voted in accordance with your instructions. IF YOU DO NOT INDICATE HOW YOUR SHARES SHOULD BE VOTED ON A PROPOSAL, THE SHARES REPRESENTED BY YOUR PROPERLY COMPLETED PROXY WILL BE VOTED AS THE BOARD RECOMMENDS.

      If any matters not specified in the accompanying notice of annual meeting are properly presented to shareholders for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies in the proxy form furnished to you by the Board will have discretion to vote on those matters according to their best judgment to the same extent as you would be entitled to vote.
                                        1
SHAREHOLDERS ENTITLED TO VOTE

      Shareholders at the close of business on the record date, March 1, 2004, are entitled to notice of, and to vote at, the annual meeting. Each share is entitled to one vote on each proposal properly brought before the annual meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by an inspector of elections appointed by the Board. On the record date, there were 1,733,630 shares of common stock outstanding.

QUORUM, REQUIRED VOTE, AND RELATED MATTERS

      Quorum. A quorum is present if a majority of the votes entitled to be cast on a proposal are represented at the annual meeting in person or by proxy. For purposes of determining a quorum, shareholders who are present in person or are represented by proxy, but who abstain from voting, are considered present and count toward the determination of the quorum. Shares reported as broker non-votes are also considered to be shares present for purposes of determining whether a quorum is present.

      "Street Name" Accounts. If you hold shares in "street name," you will receive voting instructions from the broker that is the holder of record of your shares. In some cases, your broker may be able to vote your shares even if you provide no instructions (such as the election of directors), but on other matters your broker may vote the shares held for you only if you provide voting instructions. Shares for which a broker does not have the authority to vote are recorded as a "broker non-vote" and are not counted in the vote by shareholders.

      Election of Directors. Directors are elected by a plurality of the votes cast by the shares entitled to vote. For this purpose, a "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum of 10 directors to be chosen at the annual meeting. You may vote in favor of the nominees specified on the accompanying form of proxy or may withhold your vote as to one or more of such nominees. Shares withheld or not otherwise voted in the election of directors (because of abstention, broker non-vote, or otherwise) will have no effect on the election of directors.

      All Other Proposals. As of the date of this proxy statement, we do not know of any other proposals to be brought before the annual meeting. Generally, proposals other than the election of directors which are brought before the meeting will be approved if the votes cast for the proposal exceed the votes cast against the proposal.

COSTS OF SOLICITATION

      In addition to solicitation by mail, our officers, directors and regular employees may solicit proxies in person or by telephone, facsimile, electronic mail, or other forms of communication. Expenses in connection with the solicitation of proxies, including the reasonable expenses of brokers, fiduciaries, and other nominees in forwarding proxy material to beneficial owners of our common stock, will be borne by us.
                                        2
PROXY STATEMENT PROPOSALS

      Any shareholder who intends to present a proposal at the annual meeting to be held in 2005 must deliver the written proposal to the Secretary of the Company at our office in Wausau, Wisconsin not later than November 19, 2004, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.


                            THE BOARD OF DIRECTORS

THE BOARD

      Number of Directors. Our restated articles of incorporation provide that the number of directors shall be determined by resolution of the Board, but that there shall be not less than 5 nor more than 17 directors. Our directors also serve as members of the board of directors of our subsidiary, Peoples State Bank (the "Bank"). The Board has set the number of directors at 10.

      Attendance at Board Meetings. During 2003, the Board met 12 times and the Bank's board met 15 times. All directors except Mr. Sonnentag attended at least 75% of the aggregate number of meetings of the boards and meetings of the committees of the boards on which they served.

      Communicating with the Board. Shareholders and others may communicate with the Board by writing to the Chairman at the Company's corporate office, P.O. Box 1686, Wausau, Wisconsin 54402-1686. Individual directors may also be contacted in writing at the same address. Mail which prominently contains the words "Shareholder Communication" on the envelope will be forwarded unopened to the director to whom it is addressed. Mail which is not so marked may be opened for sorting before it is forwarded to the director to whom it is addressed.

      Attendance at Annual Meetings. The Board has an informal policy under which all directors are expected to attend the annual meeting of shareholders. Nine directors attended the annual meeting held in 2003.

      Certain Relationships and Related Transactions. During 2003, in the ordinary course of business, our directors and officers and the directors and officers of the Bank and many of their associates and the firms for which they serve as directors and officers conducted banking transactions with the Bank and provided certain other services. All loans to directors and officers and to persons or firms affiliated with directors and officers were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than normal risk of collectibility or present other unfavorable features. Mr. Crooks is a shareholder in the firm of Crooks, Low & Connell, S.C. and, during 2003, the firm provided legal services to the Bank. In 2003, the Bank entered into agreements with companies for which Mr. Ghidorzi serves as
                                        3
president and is the principal owner.  Under these agreements, Mr.

Ghidorzi's companies are providing construction management services over subcontractors and on-site construction superintendent services for the construction of the Company's new main office in Wausau, Wisconsin. The total maximum fee for all such services for this project is $133,000. County Materials Corporation, of which Mr. Sonnentag is chairman of the board, was paid $168,799 for furnishing building materials as a subcontractor for the construction of the new main office. In our opinion, all banking and other transactions were made on terms at least as favorable as those which are available to unaffiliated parties.

COMMITTEES AND MEETINGS

      The Board appoints an Audit Committee and the board of directors of the Bank appoints a Compensation Committee which serves in lieu of a compensation committee of our Board. The functions of a nominating committee are performed by the Board as a whole (see "Election of Directors - Nominations").

      Audit Committee. The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee charter is included in this proxy statement as Appendix A. Each member of the Committee satisfies the criteria for independence under current and proposed listing standards applicable to companies listed on the Nasdaq National Market. The committee held four meetings during 2003. See "Audit Committee and Related Matters - Audit Committee Report." Mr. Polzer (Chairman), Mr. Crooks, Mr. Fish, Mr. Gullickson, and Mr. Sonnentag serve as members of the Audit Committee.

      Compensation Committee. We pay no compensation to our officers. All officers are full-time employees of the Bank. Mr. Ghidorzi (Chairman), Mr. Fish, Mr. Polzer, and Mr. Crooks serve as members of the Bank's Compensation Committee. The committee met eight times during 2003. See "Executive Officer Compensation."

COMPENSATION OF DIRECTORS

      Annual Retainer and Fees. Directors receive no retainer or fee for attendance at meetings of the holding company board of directors, but receive $300 for each committee meeting attended. Our directors are also directors of the Bank and receive an annual retainer of $10,000, reduced on a pro rata basis if the director fails to attend at least seven meetings of the Bank board, $500 for each Bank board meeting attended (including one excused absence), $400 for each meeting of the Bank's Loan Committee attended, and $300 for each other Bank board committee meeting attended. The chairman of the Bank board or of a Bank committee receives an additional $50 per meeting attended. An incentive fee of $500 is paid to Bank directors based on achievement of the Bank's targeted return on equity and $500 for achievement of targeted average asset growth.
                                        4
      Deferred Compensation Plan. The Directors Deferred Compensation Plan provides that directors may elect each year to defer some or all of the fees otherwise payable by the Company and the Bank during the year. Amounts deferred become payable in cash in a lump sum or in 60 or 120 annual installments after a director's termination of service. In the event a director's service terminates because of a change of control of the Company, as defined in the plan, payment of all deferred amounts will be made in a lump sum. In the event a director leaves the Board before reaching mandatory retirement age, the director may elect to defer receipt of payment of his deferred account until the March 1 following his attainment of such age. Otherwise, payments begin on the March 1 following termination of service as a director. During the period in which payment is deferred (through the date a director's service on the Board terminates), interest is credited on deferred fees only if our return on equity was at least 12%. If the threshold return is achieved, deferred fees are credited with interest each fiscal year at a rate equal to 50% of our return on equity for the preceding fiscal year. During the period following a director's termination of service, the unpaid balance in a director's deferral account will be credited with interest at a rate of 8% per annum.


                             ELECTION OF DIRECTORS

NOMINATIONS

      Role of the Board. The Board has not appointed a nominating committee. The Board believes that it is appropriate for the Board, as a whole, to identify and recommend nominees for director because:

o the size of the Board is relatively small and promotes active discussion of appropriate candidates;

o the Company is engaged almost exclusively in community based commercial and retail banking within a four-county market area, thereby increasing the need to identify Board members who understand and are involved as users of banking services in the Company's market area rather than candidates who have national or regional banking experience;

o the nature of community-based banking requires directors who can be strong supporters of the Company's business in its market area; and

o the Board consists of a strong majority of independent directors, as determined in accordance with the listing standards applicable to companies listed on the Nasdaq National Market.

Members of the Board do not take part in the consideration of their own candidacy.

      Identification of Candidate and Shareholder Recommendations. The Board will consider candidates for election from a wide variety of potential sources and may, from time to time, adjust the size of the Board to reflect the number of qualified Board candidates. Persons
                                        5
considered for nomination may include incumbents whose term will expire at the next annual meeting, or persons identified by members of the Board, executive officers, and shareholders. To recommend an individual for consideration, a shareholder should mail or otherwise deliver a written recommendation to the Board not later than the December 1 immediately preceding the annual meeting for which the individual is to be considered for inclusion as a nominee of the Board. At a minimum, a shareholder recommendation should include the individual's current and past business or professional affiliations and experience, age, stock ownership, particular banking or business qualifications, if any, and such other information as the shareholder deems relevant to assist the Board in considering the individual's potential service as a director.

      Qualifications. In reviewing potential nominees, the Board considers the qualifications of the nominee and the mix of age, skills, and experience of current Board members. All potential nominees submitted to, or identified by, the Board are evaluated on a similar basis for their level of qualifications and experience. While the Board has not adopted specific minimum qualification requirements, the Board believes that persons nominated for director should have had a successful career in business, or a profession which demonstrates an ability to understand the economic, financial, operational, and regulatory issues which have an impact on the Company's banking business, possess a reputation for personal and professional integrity, be able to exercise a sound and independent business judgment, and have a familiarity with the Company's market area and an understanding of the Company's customer base. Incumbent Board members are considered by the Board on the basis of these qualities and also on the basis of their service to the Company during their term in office.

ELECTION OF DIRECTORS

      At the annual meeting, shareholders will be asked to elect each of the following nominees to terms of office that will expire at the annual meeting of shareholders to be held in 2005. Each of the nominees has consented to serve if elected, but in case one or more of the nominees is not a candidate at the annual meeting, it is the intention of the persons designated as proxies on the accompanying proxy form to vote for such substitute or substitutes as may be designated by the Board.

      The name, age, principal occupation or employment, and other affiliations of each nominee are set forth in the following table. Unless otherwise specified, each current position has been held for a minimum of five years.

      THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

                                                            YEAR BECAME DIRECTOR
NAME AND AGE                PRINCIPAL OCCUPATION                OF THE COMPANY
Gordon P. Connor, 66       Investor; President of Connor              1995
                           Management Corporation

Patrick L. Crooks, 69      Chairman of the Board of the               1995
                           Bank; Attorney and President,
                           Crooks, Low, & Connell, S.C.

William J. Fish, 53        President of BILCO, Inc.                   1995
                           (McDonald's franchisee)

Charles A. Ghidorzi, 59    President of C.A. Ghidorzi, Inc.           1997
                           and Structural Systems, Inc.

Gordon P. Gullickson, 75   Chairman of the Board of the Company;      1995
                           retired, former President of the Company
                           (1995-1999) and the Bank (1986-1999)

David K. Kopperud, 58      President of the Company and the           1999
                           Bank since July, 1999; previously
                           Executive Vice President of the Bank
                           (1994-1999)

Thomas R. Polzer, 61       President, Polzer, LLC, and Vice           1995
                           President, Secretary and Treasurer
                           of M & J Sports, Inc.

William M. Reif, 61        President and CEO of Wausau                1997
                           Coated Products, Inc.

Thomas A. Riiser, 68       Retired, formerly President of Riiser      1995
                           Oil Company, Inc.

John H. Sonnentag, 61      Chairman of the Board, County              2002
                           Materials Corporation

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table sets forth, based on statements filed with the Securities and Exchange Commission ("SEC") or information otherwise known to us, the name of each person believed by us to own more than 5% of our common stock and the number of shares of common stock held by each person.

                              SHARES OF BANK STOCK    PERCENT OF
      NAME AND ADDRESS        BENEFICIALLY OWNED        CLASS
      Lawrence Hanz, Jr.          92,893                5.36%
      2102 Clarberth
      Schofield, WI 54476

      The following table sets forth, based on statements filed with the SEC, the amount of common stock which is deemed beneficially owned on the record date by each of our directors, each of the current executive officers named in the summary compensation table, and our directors and executive officers as a group. The amounts indicated include shares held by spouses and minor children, shares held indirectly in trust for the benefit of the directors and/or their spouses, children or parents, shares held by businesses or trusts over which directors exercise voting control, and shares subject to exercisable options.

                                         SHARES OF STOCK  PERCENT OF
      NAME                              BENEFICIALLY OWNED    CLASS
Gordon P. Connor                             21,041           1.21%
Patrick L. Crooks                            16,406             *
William J. Fish                              17,450           1.01%
Charles A. Ghidorzi                             598             *
Gordon P. Gullickson                          6,449             *
David K. Kopperud                            18,821(1)        1.08%
Thomas R. Polzer                             41,671(2)        2.40%
William M. Reif                               3,517             *
Thomas A. Riiser                             17,556           1.01%
John H. Sonnentag                             2,102             *
David A. Svacina                              9,299(1)          *
Scott M. Cattanach                              770(1)          *
All directors and officers
as a group (12 persons)                     155,680(1)        8.91%

*  Less than 1%
(1)Includes shares which may be acquired through the exercise of options on or before 60 days from the record date, March 1, 2004, for Mr. Kopperud, 8,973 shares; Mr. Svacina, 3,263; and Mr. Cattanach, 560 shares.
(2)Includes 39,824 shares over which Mr. Polzer exercises voting control and as to which he disclaims any beneficial interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers and persons who own more than 10% of our common stock ("reporting persons") to file reports of ownership and changes in ownership with the SEC. Reporting persons are also required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by them with the SEC. The reports with respect to one sale of stock by Mr. Connor on August 18 and one sale on August 19 were due on August 20 and 21, respectively, but were filed on August 25. Based solely on our review of the copies of the Section 16(a) forms received by us or upon written representations from certain of these reporting persons as to compliance with the Section 16(a) regulations, we are of the opinion that during the 2003 fiscal year, all other filing requirements applicable under Section 16 to the reporting persons were satisfied.

                  AUDIT COMMITTEE REPORT AND RELATED MATTERS

AUDIT COMMITTEE REPORT

      During the 2003 fiscal year, the Audit Committee met at various times with management, senior members of the Company's financial management personnel, and the Company's independent auditor to review and discuss, prior to their issuance, the Company's financial statements, the Company's reports to the Securities and Exchange Commission ("SEC"), and the Company's system of internal controls. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Committee's review of the financial statements included discussion with the independent auditor of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

      The Committee received from the Company's independent auditor the written disclosure and the letter relating to the independence of the firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee also discussed with the Company's independent auditor the independence of the firm for the purposes of expressing an opinion on the Company's financial statements and considered whether the provision of nonaudit services is compatible with maintaining the independence of the firm.

      Management has primary responsibility for the Company's financial statements and the filing of financial reports with the SEC. It is not the duty of the Audit Committee to conduct auditing or accounting reviews or procedures. The Committee acts only in an oversight capacity and it necessarily relies on the work and assurances provided by management and the independent auditor and it therefore does not have an independent basis to determine whether management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures. Accordingly, the Committee's reviews of the Company's financial statements and its discussions with the Company's financial management personnel and the independent auditor do not guarantee that the Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States or that the audit has been carried out in accordance with standards of the Public Company Accounting Oversight Board (United States).

      On the basis of its reviews and discussions concerning the financial statements and the independence of the auditor described above, the Audit Committee recommended to the Board that it approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

                                                 AUDIT COMMITTEE
                                                 Thomas R. Polzer, Chairman
                                                 Patrick L. Crooks
                                                 William J. Fish
                                                 Gordon P. Gullickson
                                                 John H. Sonnentag
                                        9
AUDIT COMMITTEE PRE-APPROVAL POLICIES

      The Audit Committee is required to pre-approve audit and non-audit services performed by the Company's independent auditor. The Committee has adopted a pre-approval policy under which certain specific services and related fees listed on a schedule of audit, audit-related, and tax services received pre-approval in 2003. In connection with the pre-approval, the Committee reviewed appropriate detailed back-up documentation and received confirmation from management and the independent auditor that each non-audit service included in the schedule may be performed by the independent auditor under applicable SEC and professional standards. Before any services are performed by the independent auditor, they are reviewed by the Company's Chief Administration Officer to determine whether they have been included on the schedule of pre-approved services or require specific Committee action. Under the Committee's policy, the Committee may also delegate one of its members to pre-approve specific services, provided that any such pre-approvals must be presented to the full Committee at its next meeting. The Committee has not yet delegated such authority.

      In granting approval for a service, the Audit Committee (or the appropriate designated Committee member) considers the type and scope of service, the fees, whether the service is permitted to be performed by an independent auditor, and whether such service is compatible with maintaining the auditor's independence.

INDEPENDENT AUDITOR AND FEES

      The Audit Committee appointed Wipfli LLP ("Wipfli") as independent auditor to audit the financial statements of the Company for the fiscal year ended December 31, 2003. Representatives of Wipfli will be present at the annual meeting and will have an opportunity to make a statement or respond to appropriate questions.

      The following table presents aggregate professional fees paid or accrued during the 2003 and 2002 fiscal years in the categories specified. All services performed received pre-approval by the Audit Committee.

                                            2003               2002
      Audit Fees (1)                    $  52,205         $  45,110
      Audit-Related Fees (2)                2,198            12,530
      Tax Fees (3)                         32,512            23,921
      All Other Fees                            0                 0
                                        $  86,915         $  81,561

(1) Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits and review of SEC filings.
(2) Audit-related fees consisted principally of compliance related services, accounting consultation, information technology examination (2002), and services relating to requirements for audit of employee benefit plan.
(3) Tax fees represent professional services related to tax compliance and consultation.

                        EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

      No compensation is paid by us to any of our officers. The table below sets forth compensation awarded, earned, or paid by the Bank for services in all capacities during the three years ended December 31, 2003, 2002, and 2001, to our Chief Executive Officer and each other executive officer of the Company or the Bank as of December 31, 2003, who had salary and bonus compensation for the most recent fiscal year in excess of $100,000.

                          SUMMARY COMPENSATION TABLE

                                                                            Long Term
                                                                           Compensation
                                                                              Awards
                                                                            Securities
                                                                            Underlying
Name and                                                        Other Annual Options/    All Other
Principal Position                 Year     Salary(1)  Bonus   Compensation  SARS(#)   Compensation
David K. Kopperud                  2003    $170,000    $61,200    $  0          0         $32,750(2)
President and a director of        2002    $145,600    $72,000    $  0      3,723*        $36,281
the Company and the Bank           2001    $140,000    $44,000    $  0      5,250*        $28,920

David A. Svacina                   2003    $110,000    $27,720    $  0          0         $11,822(3)
Vice President and Secretary       2002    $ 90,700    $34,000    $  0          0         $10,002
of the Company and Executive       2001    $ 87,200    $25,000    $  0      3,263*        $ 6,807
Vice President of the Bank

Scott M. Cattanach                 2003    $102,000    $25,704    $  0          0         $ 9,087(3)
Treasurer of the Company           2002    $ 83,000    $27,000    $  0        560*        $  985
and Chief Financial Officer
of the Bank

Todd R. Toppen                     2003    $ 94,000    $14,100    $  0          0         $ 9,733(3)
Secretary of the Company           2002    $ 90,700    $23,000    $  0          0         $15,374
through December 16, 2003,         2001    $ 87,200    $25,000    $  0      3,263*        $10,933
and Vice President of the Bank

   *  Stock options, adjusted for 5% stock dividend paid January 29, 2004.
   (1)Includes compensation deferred by participants under the Bank's qualified retirement plan.
   (2)Includes contributions under the Bank's qualified retirement plan of $14,250 and directors fees of $18,500.
   (3)Contributions under the Bank's qualified retirement plan.

                                        11
STOCK OPTIONS

      Option Grants. We maintain a stock option plan pursuant to which options to purchase common stock may be granted to key employees. No grants of stock options were made during 2003.

      Option Exercises And Year End Holdings. The following table sets forth information regarding the exercise of stock options in 2003 by the executive officers named in the summary compensation table and the December 31, 2003 value of unexercised stock options held by such officers.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                 SHARES                     NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN-THE-
                 ACQUIRED        VALUE      UNDERLYING UNEXERCISED      MONEY OPTIONS/SARS AT FY-
                 ON EXERCISE     REALIZED   OPTIONS/SARS AT FY-END(#)   END ($)
   NAME          (#)             ($)        EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
Mr. Kopperud        0              N/A         8,973           0           $155,981        N/A
Mr. Svacina         0              N/A         3,263           0           $ 58,049        N/A
Mr. Cattanach       0              N/A           560           0           $  9,414        N/A
Mr. Toppen          0              N/A         3,263           0           $ 58,049        N/A

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

      In order to assure management continuity and stability, the Company has entered into employment and change of control agreements with Mr. Kopperud, Mr. Svacina, Mr. Cattanach and Mr. Toppen.

      The agreements of Mr. Kopperud and Mr. Svacina are substantially similar, except for the amount of base salary. The agreements provide for an initial term of employment of three years, with automatic extensions of one month following the close of each calendar month until either party notifies the other that the contract will no longer be extended or the executive reaches age
62. The effect of this provision is to maintain a continuing three-year agreement which will terminate at the executive's death, age 65, or three years after notice of nonextension is given. The agreements provide for the provision of base salaries and participation by the executives in the various plans offered to other employees. In the event of a termination without cause, the executive is entitled to receive the balance of the salary that would have been paid under the agreement and coverage under the Bank's health insurance plan for the unexpired term of the agreement or until the executive becomes eligible for coverage under the plan of another employer. In the event of termination for cause, the executive is entitled to no further benefits under the agreement. "Cause" is defined under the agreement as (a) acts which result in the payment of a claim under a blanket banker fidelity bond policy; (b) the willful and continuing failure to perform the executive's duties; (c) the commission of certain crimes, including theft, embezzlement, misapplication of funds, unauthorized issuance of obligations, and false entries; (d) acts or omission to act which result in the material violation by the executive of any policy
                                        12
established by the Bank which is designed to insure compliance with applicable banking, securities, employment discrimination or other laws or which causes or results in the Bank's violation of such laws; or (e) the executive's physical or mental disability. The agreements provide that the executive will not work in competition with the Bank for a period of one year following termination.

      The agreements of Mr. Kopperud and Mr. Svacina also guarantee the executives specific payments and benefits upon a termination of employment as a result of a change of control of the Company, as defined in the agreements. In the event the executive voluntarily terminates employment for "good reason" or is involuntarily terminated other than for "cause" after a change of control, the executive is entitled to (a) a lump sum payment equal to three times the sum of the executive's current base salary plus the average incentive compensation bonus for the past three years, (b) a proportionate amount of any unpaid bonus deemed earned for the year of termination, and (c) payments for certain other fringe benefits. The benefits payable to the executive cannot, however, exceed, 300% of the base amount provided under Section 280G of the Internal Revenue Code relating to parachute payments.

      Mr. Cattanach's and Mr. Toppen's agreements are also substantially similar to the agreements of Mr. Kopperud and Mr. Svacina, except for base salary. However, Mr. Cattanach's and Mr. Toppen's agreements are each for an initial term of three years and then automatically renew for a period of one year until either party notifies the other that no extensions shall be made.
In addition, upon a termination of employment as a result of a change of control of the Company, Mr. Cattanach and Mr. Toppen will each be entitled to a severance benefit based on the term of the contract then remaining, but in no event less than one year.

COMMITTEE'S AND BOARD'S REPORT ON COMPENSATION POLICIES

      General. Compensation policies are administered by the Compensation Committee of the Bank (the "Compensation Committee"). The Bank's executive compensation policies are intended to attract and retain individuals who have experience in banking and to provide a level of compensation which is competitive with other banks. Although compensation data from the American Community Bankers Association may be consulted for purposes of comparison, given the disparity of size among banks and the difficulty in drawing exact comparisons between the duties and responsibilities of officers of other banks, the determination of appropriate compensation levels by the Compensation Committee is subjective.

      Base Salaries. Base salaries are recommended by the President and reviewed on an annual basis by the Compensation Committee. Annual increases are determined by the overall objective of maintaining competitive salary levels, general factors such as the rate of inflation, and individual job performance. Individual job performance is the most important of these criteria. The Compensation Committee, after reviewing the recommendations of the President for salaries other than his own, recommends base salary amounts to the full Bank board which makes the final decision with respect to all base salary and incentive compensation matters.
                                        13
      Incentive Compensation. The Bank maintains a senior management incentive plan which is intended to provide incentive compensation based upon the Bank's financial performance. Compensation payable under the plan for the 2003 fiscal year was based upon the Bank's key operating ratios and other measures of the Bank's financial performance. The weight given to the various performance factors varies depending on each participating officer's position and responsibilities within the Bank.

      Compensation Committee and Board Interlocks and Insider Participation. No executive officer of the Company or the Bank served on the board of directors or compensation committees of any organization whose executive officers served on the Compensation Committee. Mr. Kopperud is an employee of the Bank and a member of its board, but does not participate in the Bank's formal determination of compensation levels which are recommended by him.

                                           COMPENSATION COMMITTEE
                                           Charles A. Ghidorzi (Chairman)
                                           Patrick Crooks
                                           William J. Fish
                                           Thomas R. Polzer


                            STOCK PRICE PERFORMANCE

      The following graph and table compares the yearly percentage change in the cumulative total shareholder return of our common stock for the four-year period beginning December 31, 1999, with the MGFS Midwest Regional Bank Stock Index and the MGFS Russell 2000 Index. The Russell 2000 Index includes the 2000 smallest companies in the Russell 3000 Index (which consists of the 3,000 largest companies whose stock is traded in U.S. markets, based on market capitalization). The companies represented on the Russell 2000 Index have market capitalizations which average $443.5 million. The MGFS Midwest Regional Bank Stock Index includes 101 financial institutions in the Midwest, some of which are comparable in size to our Company. Our common stock was not included in either of these indices as of December 31, 2003.

      The graph and table assume that the value of an initial investment in our common stock and each index on December 31, 1999 was $100 and that all dividends were reinvested. Prior to 2000, our stock was not quoted by any market maker and trades were limited. The prices used in the table reflect quotations on the NASD OTC Bulletin Board and do not reflect retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. There is no active established trading market in our common stock.
                                        14

                               STOCK PERFORMANCE

[Stock Price Performance Graph deleted pursuant to Rule 304(d) of Regulation S-T. Data reported in the graph is also reported in the following tabular form in the proxy statement delivered to shareholders.]

                                               December 31,

                                    1999    2000    2001    2002    2003
PSB Holdings, Inc.*                100.00   77.78   92.78  138.89   196.11
MGFS Midwest Regional Bank         100.00  121.78  122.82  117.54   151.11
Russell 2000 Index                 100.00   95.68   96.66   75.80   110.19

    * There is no active established trading market in our common stock. The values represented for our common stock are based on bid quotations on the NASD OTC Bulletin Board.

               PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

                                   EXHIBIT A

                              PSB HOLDINGS, INC.
                            AUDIT COMMITTEE CHARTER


1.    PURPOSE

      The Audit Committee shall assist the Board of Directors in monitoring (1) the integrity of the Company's financial statements, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal and independent auditors, and (4) compliance by the Company with respect to legal and regulatory matters, including its periodic reporting obligations under the Securities Exchange Act of 1934 (the "Exchange Act").
The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

2.    COMMITTEE MEMBERSHIP

      The Audit Committee shall consist of no fewer than three members who shall be appointed and may be replaced by the Board. The members of the Audit Committee shall meet the listing requirements established by the Nasdaq Stock Market for independence of directors

3.    MEETINGS

            The Audit Committee shall meet as often as it determines appropriate, but not less frequently than quarterly. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

4.    COMMITTEE AUTHORITY AND RESPONSIBILITIES

      (a) Appointment of Independent Auditor. The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.
                                        A-1
      (b)   Approval of Services.

            (1) The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit.

            (2) The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate. The authority to grant preapprovals of audit and permitted non-audit services may be delegated to the chair of the Committee, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

      (c) Retention of Advisors. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

      (d)   Reports to the Board and Assessment of Charter.  The Audit
Committee shall make periodic reports to the Board.   The Committee shall
review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

5.    DUTIES OF THE COMMITTEE

      In exercising its authority and fulfilling its responsibilities under this Charter, the Audit Committee shall take the following actions to the extent it deems necessary or appropriate.

      (a)   Financial Statements.

            (1) Review and discuss with management and the independent auditor the annual audited financial statements and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

            (2) Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q.

            (3) Discuss with management and the independent auditor significant financial reporting issues and judgments regarding accounting principles and financial statement presentations made in connection with the preparation of the Company's financial statements.
                                        A-2
            (4)   Review and discuss with the independent auditors:

                  (i) All critical accounting policies and practices to be used.

                  (ii) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

                  (iii) Other material written communications between the
            independent auditor and management, such as any management letter or schedule of unadjusted differences.

            (5) Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

            (6) Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

            (7) Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

            (8) Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter.

            (9) Discuss with the principal office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

            (10) Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

      (b)   Oversight of the Company's Internal Audit Function.

            (1) Review the appointment and replacement of the senior internal auditing executive.
                                        A-3
            (2) Review the significant reports to management prepared by the internal auditing department and management's responses.

            (3) Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

      (c)   Compliance Oversight Responsibilities.

            (1) Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

            (2) Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiary affiliated entities are in conformity with applicable legal requirements. Review reports and disclosures of insider and affiliated party transactions.

            (3) Review the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

            (4) Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

            (5) Discuss with the Company's general counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

            (6) Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

6.    LIMITATION OF AUDIT COMMITTEE'S ROLE

      While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                              PSB HOLDINGS, INC.
                PROXY SOLICITED BY DIRECTORS FOR ANNUAL MEETING
                                APRIL 20, 2004


      The undersigned hereby appoint(s) David K. Kopperud and David A. Svacina, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of common stock of PSB Holdings, Inc. that the undersigned is entitled to vote at the annual meeting of shareholders to be held on April 20, 2004, and at any adjournment thereof (the "Annual Meeting"). The proxies have the authority to vote such stock as directed on the face hereof with respect to the proposals set forth in the proxy statement dated March 12, 2004, with the same effect as though the undersigned were present in person and voting such shares. The undersigned hereby revokes all proxies heretofore given to vote at the Annual Meeting and any adjournment thereof.

      THE DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF EACH NOMINEE.

1.    Election of Directors:

      GORDON P. CONNOR        GORDON P. GULLICKSON     WILLIAM M. REIF
      PATRICK L. CROOKS       DAVID K. KOPPERUD        THOMAS A. RIISER
      WILLIAM J. FISH         THOMAS R. POLZER         JOHN H. SONNENTAG
      CHARLES A. GHIDORZI

       FOR  each nominee listed above            WITHHOLD AUTHORITY
               (except as marked to              to vote for all nominees
                the contrary below)              listed above

      (Instruction: To withhold authority to vote for any individual nominee(s), print the name of the nominee on the space provided:

      __________________________________________________________________

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

        UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE PROXIES
           SHALL VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

Please print name of shareholder below: Dated _________________, 2004

Name:  ________________________________        ___________________________
      (Please Print)                                   Signature

Name: _________________________________        ___________________________
      (Please Print)                             Signature if held jointly

Number                                           When shares are held by joint
of Shares                                        tenants, both should sign.
                                                 When signing as attorney,
                                                 executor, administrator,
                                                 trustee or guardian, please
                                                 give full title.  If a
                                                 corporation, partnership, LLC,
                                                 or other entity, please sign
                                                 in full name of entity  and
                                                 give title.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.